SCHEDULE 14A
                                 PROXY STATEMENT
                     Information Required in Proxy Statement

                          SCHEDULE 14A PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         NEXHORIZON COMMUNICATIONS, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      None
 -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)       Title of each class of securities to which transaction applies:
        2)       Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)       Proposed maximum aggregate value of transaction:
        5)       Total fee paid:
[_]     Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)       Amount Previously Paid:
        2)       Form, Schedule or Registration Statement No.:
        3)       Filing Party:
        4)       Date Filed:

                         NexHorizon Communications, Inc.
                               9737 Wadsworth Pkwy
                              Westminster, CO 80021
                                 (303) 404-9700


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the shareholders of NexHorizon Communications, Inc.:

     An annual Meeting of Shareholders of NexHorizon Communications, Inc. (the "Company") will be held at the Company's address located at 9737 Wadsworth Pkwy., Westminster, CO 80021 at 10:00 a.m., Mountain Time on August 25, 2008 in order:

     1. To elect four persons to the Board of Directors for the ensuing year;

     2. To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of Common Shares authorized from 50,000,000 to 250,000,000;

     3. To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of Preferred Shares authorized from 5,000,000 to 25,000,000, in such classes and series and with such rights, privileges and preferences as the Board may hereafter determine;

     4. To ratify the appointment of our auditors, KMJ Corbin & Company, LLP.

     All shareholders are invited to attend the meeting. Shareholders of record at the close of business on June 24, 2008, the Record Date, fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open for examination by shareholders beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the Law Offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002.

     The Company's Annual Report to Stockholders for the year ended December 31, 2007 accompanies this Notice of Annual Meeting and Proxy Statement.

     All stockholders, whether or not they expect to attend the Meeting in person, are requested either to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope, or to record their proxy by other means. The proxy may be revoked by the person executing the proxy by filing, with the secretary of the Company, an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

                                           By Order of the Board of Directors


                                           /s/ Calvin D. Smiley, Sr.
                                           Calvin D. Smiley, Sr.
                                           President and Chief Executive Officer
July 15, 2008

                         NexHorizon Communications, Inc.
                              9737 Wadsworth Pkwy.
                              Westminster, CO 80021
                                 (303) 404-9700

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

             PROXIES ARE BEING SOLICITED BY THE COMPANY, AND YOU ARE
                 REQUESTED TO SUBMIT YOUR PROXY TO THE COMPANY.

Solicitation and Revocability of Proxy

     This  proxy  statement  ("Proxy  Statement")  and  the  accompanying  proxy
("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of NexHorizon Communications, Inc. a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9737 Wadsworth Pkwy., Westminster, CO 80021 on August 25, 2008 at 10:00 a.m., Mountain Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

         A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Annual Meeting and voting in person.

         The mailing address of the Company's principal executive office is 9737 Wadsworth Pkwy, Westminster, CO 80021, and its telephone number at this office is (303) 404-9700.

         This Proxy statement ("Proxy Statement") is provided by the Board of Directors (the "Board") of NexHorizon Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9737 Wadsworth Pkwy., Westminster, CO 80021 on

August 25, 2008 at 10:00 a.m., Mountain Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The mailing address of the Company's principal executive office is 9737 Wadsworth Pkwy., Westminster, CO 80021, and its telephone number at this office is (303) 404-9700.

Shares Outstanding and Voting Rights

         Holders of shares of the Company's common stock (the "Common Stock") of record at the close of business on June 24, 2008 (the "Record Date") are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date, there were issued and outstanding 29,759,918 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. In addition to holders of our common stock, the holder of 2,500,000 shares of our Series A Preferred Stock, will be eligible to vote at the Annual Meeting of Shareholders. The Series A Preferred Stock has voting rights that allow for 1 share of preferred stock to be equal to 1 share of common stock.

         The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by proxy, shall constitute a quorum at the Annual Meeting. The approval of a majority of the outstanding shares of Common Stock present in person or represented by proxy, assuming a quorum at the Annual Meeting, is required for the adoption of the matters proposed herein.

         The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

         The person named as proxy is Calvin D. Smiley, Sr. All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the Board's nominees for director and FOR the approval of Proposals 2, 3, and 4 in accordance with the Proxy holder's best judgment and as to any other matters raised at the Annual Meeting.

Dissenter's Rights

         Under Delaware law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

         The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders is June 30, 2008.

                    INFORMATION RELATING TO VARIOUS PROPOSALS

PROPOSAL #1: ELECTION OF DIRECTORS

Information Concerning Directors

         At the time of the Annual Meeting, the Board will consist of four incumbent members (all four of which are seeking to be reelected at the Annual Meeting), in each case to hold office until the next annual or Annual Meeting of shareholders at which a new Board is elected and until their successors shall have been elected and qualified. The Company's Articles of Incorporation and Bylaws presently provide for a Board of no less than three (3) and no more than seven (7) directors. It is intended that the accompanying Proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the Proxy.

         Calvin D. Smiley, Sr., Daniel M. Smith, John T. Conroy, and Gregory J. Liptak, who are all incumbent directors, have been nominated by the Board for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the Proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. The persons named in the accompanying Proxy intend to vote for the election as director of the nominees listed above. Information regarding directors is set forth below.

         The following table sets forth certain information with respect to each person who is currently a director and/or executive officer of the Company, as well as the persons nominated and recommended to be elected by the Board, and is based on the records of the Company and information furnished to it by the persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

Directors and Executive Officers

         The following table contains certain information with respect to the persons who are currently, or nominated to be, directors and executive officers of the Company.

  NAME                       AGE                 POSITION

  Calvin D. Smiley, Sr.      55         President, Chief Executive
                                        Officer, and Director

  Daniel M. Smith            44         Chief Financial Officer,
                                        Executive Vice President, and Director

  John T. Conroy             51         Executive Vice President of
                                        Strategic Development and Director

  Gregory J. Liptak          68         Director


CALVIN D. SMILEY, SR., 55, PRESIDENT CHIEF EXECUTIVE OFFICER, DIRECTOR

Mr. Smiley was appointed the Chief Executive Officer, President and a Director of the Company in October 2006. He has more than 30 years in the broadcasting and cable television industries. He previously had co-founded Sunrise Broadband Group, Inc. from 2004 through 2006. From 2001 to 2003, he was a telecommunications consultant and began work to develop the Sunrise business strategy. Mr. Smiley held various executive positions with TCOM Ventures Corporation headquartered in Englewood, Colorado. From 2000 to 2001, he served as a director, President and CEO of TCOM Ventures, with a business focus to use a digital wireless platform to provide broadband services to customers of acquired rural ISP's and competitive local exchange carriers ("CLEC's"). From 1998 to 1999, he co-founded and served as President of Communicast, Inc., a successful turn-key marketing and advertising sales company which developed revenues for rural cable television systems, wireless providers and independent television stations. Mr. Smiley attended Geneva College in Beaver Falls, Pennsylvania. He completed strategic management courses of study at the University of Pittsburgh.

DANIEL M. SMITH, 44, CHIEF FINANCIAL OFFICER, EXECUTIVE VICE PRESIDENT, DIRECTOR

In October 2006, Mr. Smith was appointed the Chief Financial Officer and a Director of the Company. Mr. Smith has over 20 years of finance and accounting experience. He previously had co-founded and was CFO of Sunrise Broadband Group, Inc. Mr. Smith has held various other positions from analyst through CFO. He has extensive experience in finance, mergers and acquisitions, SEC compliance and telecommunications. Mr. Smith's work history includes Chief Financial Officer at REANET Corporation in Durango, Colorado. Mr. Smith was Director of SEC Reporting at AIMCO in Denver from 1998 through 2000. Mr. Smith led all SEC reporting and annual reports along with supporting all fund raising and M&A efforts. Mr. Smith received his B.S. in Accounting from the University of Akron, in Akron Ohio.

JOHN T. CONROY,  51,  EXECUTIVE  VICE  PRESIDENT OF  STRATEGIC  DEVELOPMENT  AND
DIRECTOR

Mr. Conroy served as Acting Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer prior to October 2006. In October 2006, Mr. Conroy resigned these positions and was appointed the Executive Vice President of Strategic Development and a Director of the Company. Mr. Conroy was the co-founder of NexHorizon Communications, Inc. (formerly Y-Tel International, Inc.) and served as its Chief Financial Officer from October 2004 to October 2006. Mr. Conroy has over 15 years experience with financial and executive management responsibilities in the healthcare field. He has been Chief Financial Officer and Chief Executive Officer for four hospitals in Florida and Louisiana. His major accomplishments include the successful turn around of two rehab hospitals. Prior to Mr. Conroy taking over the projects, both hospitals were reflecting negative cash flows in excess of one million dollars. After two years in each facility, both had achieved a positive cash flow position in excess of one million dollars while dropping the Medicare utilization within each facility from 98% to 62%. He is the former founder and CEO of Specialty Hospital Resources, Inc., a rehab development company specializing in designing, building and managing physical rehabilitation facilities for hospitals.

GREGORY J. LIPTAK, 68, DIRECTOR

In November 2006, Mr. Liptak was appointed a Director of the Company. Mr. Liptak is currently a managing member of Western Media Group, LLC, a direct response agency he founded to place products on cable television and broadcasting stations nationwide. Prior to Western Media Group, Mr. Liptak was CEO of Across Media Networks, LLC. For many of his 41 years in the communications industry, Mr. Liptak served as President of Jones Media Networks and Jones Intercable and Spacelink. Mr. Liptak has a B.S. and M.S. from the University of Illinois.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

         Management will devote part time to the operations of the Company, and any time spent will be devoted to screening and assessing and, if warranted, negotiating to acquire business opportunities.

                       EXECUTIVE AND DIRECTOR COMPENSATION

         The following information is set forth with respect to all remuneration paid by the Company during the year ended December 31, 2007, 2006, and 2005 to the Company's five most highly paid executive officers or directors whose total remuneration exceeded $60,000 and to all directors and officers as a group.


                                      SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                        Non-equity      Non-equity
                                                                        incentive       deferred
                                                        Stock   Option  plan            compensation    All other
                                        Salary  Bonus   awards  awards  compensation    earnings        compensation    Total
Name & Position                 Year    ($)     ($)     ($)     ($)     ($)             ($)             ($)             ($)
---------------                 ----    ------  -----   ------  ------  -------------   ------------    ------------    -----

Calvin D. Smiley, (1)           2007    250,000 0       0       0       0               0               0               250,000
President (2)                   2006    0       0       0       0       0               0               0               0
                                2005    0       0       0       0       0               0               0               0
---------------                 ----    ------  -----   ------  ------  -------------   ------------    ------------    -------
Daniel M. Smith, (3)            2007    225,000 0       0       0       0               0               0               225,000
CFO(4)                          2006    0       0       0       0       0               0               0               0
                                2005    0       0       0       0       0               0               0               0
---------------                 ----    ------  -----   ------  ------  -------------   ------------    ------------    -------
Steve Lipman (5)                2007    0       0       0       0       0               0               0               0
                                2006    0       0       0       0       0               0               0               0
                                2005    132,000 0       0       0       0               0               0               132,000
---------------                 ----    ------  -----   ------  ------  -------------   ------------    ------------    -------
John T. Conroy, (6)             2007    200,000 0       0       0       0               0               0               200,000
EVP of Strategic                2006    0       0       0       0       0               0               0               0
Development (7)                 2005    144,000 0       0       0       0               0               0               144,000
----------------                ----    ------  -----   ------  ------  -------------   ------------    ------------    -------

         (1) Mr. Smiley was compensated, under his employment contract, $250,000. All of his 2007 compensation was paid in the issuance of restricted common stock based upon each quarter-end closing stock price. Mr. Smiley received 1,566,105 shares at an average stock price of $0.16 per share.
         (2) Mr. Smiley was appointed the CEO and President of the Company in October 2006. Mr. Smiley waived his right to compensation during 2006.
         (3) Mr. Smith was compensated, under his employment contract, $225,000. All of his 2007 compensation was paid in the issuance of restricted common stock based upon each quarter-end closing stock price. Mr. Smith received 1,409,494 shares at an average stock price of $0.16 per share.
         (4) Mr. Smith was appointed the CFO of the Company in October 2006. Mr. Smith waived his right to compensation during 2006.
         (5) Mr. Lipman was the CEO and President of the Company until November 2005 when his contract was terminated. The $9,900 of other compensation in 2005 consists of an automobile allowance.
         (6) Mr. Conroy was compensated, under his employment contract, $200,000. All of his 2007 compensation was paid in the issuance of restricted common stock based upon each quarter-end closing stock price. Mr. Conroy received 1,252,885 shares at an average stock price of $0.16 per share.
         (7) Mr. Conroy served as the acting CEO & CFO, prior to October 2006. Mr. Conroy waived his right to compensation during 2006. In October 2006, he was appointed the Executive Vice President of Strategic Development. The $10,800 other compensation in 2005 consists of an automobile allowance.

         Other than the remuneration discussed above, the Company has no retirement, pension, profit sharing, stock option or similar program for the benefit of its officers, Directors, or employees.

                              DIRECTOR COMPENSATION

         The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2007:


                                                                   Non-equity      Non-qualified
                   Fees earned                                     incentive       deferred
                   or paid in         Stock        Option          plan            compensation      All other
Name               cash              awards ($)    awards ($)      Compensation     earnings         Compensation        Total
                   ($)                                              ($)               ($)              ($)               ($)


Calvin D. Smiley     $0                $0           $0                $0               $0                $0               $0



Daniel M. Smith      $0                $0           $0                $0               $0                $0               $0



John T. Conroy       $0                $0           $0                $0               $0                $0               $0



Gregory Liptak       $0                $0           $25,200           $0               $0                $0               $25,200

Assumptions relating to the estimated fair value of stock warrant granted to Mr. Liptak during 2007, which we are accounting for in accordance with SFAS 123(R), are as follows: risk-free interest rate of 5%; expected dividend yield 0%; expected life of one year; and volatility of 250%. Mr. Liptak did not exercise the warrant in 2007 and such warrant expired on December 31, 2007. Please see
Note 8 to our consolidated financial statements for the year ended December 31, 2007 in our Annual Report on Form 10KSB for further discussion of our assumptions relating to the estimated fair value of equity awards.

         The Company does not currently pay any cash fees to its directors, nor does the Company pay directors' expenses in attending board meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Our records reflect that all reports which were required to be filed pursuant to Section 16 (A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") were filed on a timely basis. We are not aware of any failure to comply with Section 16(A) by any of the Company's officers, directors, and 10% shareholders.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table set forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 1, 2008, by (i) each director,
(ii) the current Chief Executive  Officer,  (iii) the Chief  Financial  Officer,
(iv) all persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, and

(v) all executive officers and directors as a group. As of May 31, 2008, there is a total of 29,759,918 shares of Common Stock outstanding.

Title               Name of                   Amount and
of                  Beneficial                Nature of              Percent
Class                                         Owner                  of
                                              Beneficial             Equity
                                              Ownership

Common Stock        Calvin D. Smiley, Sr.,
                    CEO & Director             4,248,027              14.3%

Common Stock        Daniel M. Smith,           3,431,226              11.5%
                    CFO & Director

Common Stock        Gregory J. Liptak,                -                0%
                    Director

Common Stock        John T. Conroy,            3,366,225              11.3%
                    EVP & Director

Officers and Directors as a Group             11,045,478              37.1%
(4 persons)

             (1) Based upon 29,759,918 shares of common stock issued and outstanding on May 31, 2008.

     The address of each of the persons is c/o NexHorizon Communications, Inc., 9737 Wadsworth Pkwy, Westminster, CO 80021.

Vote Required

     The approval of a majority of the shares of Common Stock present in person or represented by proxy, assuming a quorum of the holders of Common Stock at the Annual Meeting, is required for election of the Director Nominees. Cumulative voting in the election of directors is not allowed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: TO AUTHORIZE THE OFFICERS AND DIRECTORS OF THE COMPANY TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FROM 50,000,000 TO 250,000,000.

         The Company seeks the approval of stockholders to amend the Articles of Incorporation of the Company to increase the authorized common stock of the Company from 50,000,000 to 250,000,000 shares. Such increase is required to enable the Company to meet its obligations to issue stock in connection with outstanding convertible debt issued in connection with the acquisitions of Chula Vista Cable, Ltd and National City Cable, Inc. and a debenture financing as described below.

CHULA VISTA CABLE, LTD AND NATIONAL CITY CABLE, INC.

OVERVIEW

         On January 1, 2008, NexHorizon Communications, Inc. (the "Company" or "NexHorizon") entered into an Agreement Regarding Sale of Assets of, and Stock in, Two Cable Companies (the "Agreement"), namely Chula Vista Cable, Ltd. ("Chula Vista"), a California limited partnership, and National City Cable, Inc., a California corporation.

         The Company purchased, on the terms and conditions set forth in the Agreement, (i) substantially all of the assets of Chula Vista Cable, Ltd. used in the operation of the Chula Vista Business, except the certain excluded assets (as defined in Section 1.1.2 of the Agreement) and (ii) all of the stock of Chula Vista Cable, Ltd. and National City Cable.

PURCHASE OF CHULA VISTA

         In consideration of the assets of Chula Vista, the Company paid to Chula Vista the aggregate amount of $4,250,000, comprised of the following elements:

         Cash. $637,500 in cash, net of debits or credits to Chula Vista against the Purchase Price, such adjustments generally being currently incurred or accrued payables or other liabilities and cash receipts, whether deposits or revenues, paid to Chula Vista;

         Promissory Note and Security Agreement. A Convertible Promissory Note and Security Agreement in the amount of $1,487,500.

The Convertible Promissory Note and Security Agreement contained the following terms:

         1. Quarterly interest-only payments at the rate of 6% per annum from and after the closing, payable on (and prorated to) that date which is 10 days after the close of each calendar quarter;

         2. Maturity on that date which is 36 months after the closing, at which time all principal and accrued interest shall be due and payable to Chula Vista;

         3. The pledge by the Company of preferred stock in the Company worth $1,487,5000;

         4. Such Convertible Promissory Note shall be subordinated to new financing under the form of Subordination Agreement.

         Purchase Price. NexHorizon shall issue Two Million One Hundred Twenty-Five Thousand shares of Series A Preferred Stock in NexHorizon Communications, Inc. ("Buyer Shares") as represented and evidenced by 2,125,000 Buyer Shares having a floor price of $1.00 per share for purposes of redemption and/or conversion to common shares of NexHorizon Communications, Inc. (at the market price for such common shares) pursuant to that certain Designation of Rights and Privileges).

NATIONAL CITY CABLE

         The shareholders of National City Cable sold all (100%) of their Class A Common shares in National City Cable, Inc. an aggregate of 826,021, free and clear of all liens, claims, options, and charges.

         In consideration of National City Cable shares, NexHorizon delivered to the shareholders a purchase price of $750,000 comprised of the following elements:

         1.  $112,500 in cash, net of adjustments;

         2. a promissory note and security agreement in the amount of $262,500, providing for the following specific terms:

         A. Quarterly interest-only payments at the rate of 6% per annum from and after the Consummation Date, payable on (and prorated to) that date which is ten (10) days after the close of each calendar quarter;

         B. Maturity on that date which is 36 months after the Consummation Date, at which time all principal and accrued interest shall be due and payable to the shareholders;

         C. The pledge by NexHorizon of preferred stock in NexHorizon worth $262,500 to secure said promissory note;

         3. 375,000 shares of Series A Preferred Stock in NexHorizon ("Buyer Shares") as represented and evidenced by 375,000 Buyer Shares having a floor price of $1.00 per share for purposes of redemption and/or conversion to common shares of the Company (at the market price for such common shares) pursuant to that certain Designation of Right and Privileges.

DEBENTURE FINANCING

         On January 31, 2008, the Company executed a $1,760,000 Secured Original Issue Discount Debenture (the Debenture) with Shelter Island Opportunity Fund, LLC (the Holder). The Debenture is secured by an interest in all of the assets of the Registrant and those of its subsidiaries owned on the date of execution or acquired after the execution date.

         The Debenture has a due date of December 31, 2010. The Debenture accrues interest at the higher of 4% plus the Prime Rate or 11.5%, with interest payments to be made on a monthly basis. The Debenture requires principal payments to be made as follows:

    - 4 monthly installments of $25,000 from August 25, 2008 through October 31, 2008;
    -     2 monthly installments of $35,000 in November and December 2008;
    -     6 monthly installments of $45,000 from January 2009 through June 2009;
    -     6 monthly  installments  of $55,000  from July 2009  through  December
          2009;
    -     3 monthly  installments  of $65,000 from  January  2010 through  March
          2010;
    -     3 monthly installments of $70,000 from April 2010 through June 2010;
    -     5 monthly  installments  of $75,000  from July 2010  through  November
          2010; and
    -     A final payment of $210,000 in December 2010.

            The Holder also received a 5-year warrant exercisable for 12% of the Company's issued and outstanding common shares, totaling 3,470,151 shares on a fully diluted basis, for an aggregate exercise price of $100, or it can be exercised on a cashless basis. The exercise price is subject to downward adjustment if the Company issues securities as a price less than the exercise price in the future.

            The Company entered into a Put and Call Option Agreement with the Holder related to the warrant shares. If the Company has repaid the entire principal and interest on the Debenture on or prior to the one-year anniversary of the Debenture, the Company may require on that date the Holder to sell to the Company 75% of the Put shares or warrants exercisable to purchase such number of Put shares at an exercise price equal to $540,000.

         The Company, in order to meet its obligations under the Warrant and other outstanding equity documents, will need to increase its authorized capital.

         The Company does plan to issue shares to complete future transactions and settle debt but is not contemplating any other transactions at the present time.

         See audited financial statements and pro forma financial statements under "Financial and Other Information."


Other Potential Transactions

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

         In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

         It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

         The rights of the existing holders of common stock will not be affected, except that the authorization of a large number of additional shares and the issuance of additional shares for future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:


     1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders will be diluted from 99% to 40% upon authorization of the additional shares.

     2. Control of the Company by existing stockholders may change due to new issuances.

     3. The election of the Board of Directors may be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

     4. Business plans and operations may change.

     5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of any newly issued shares in the future.

     6. Management might use the additional shares issued in the future to resist or frustrate a third party transaction which could offer an above market premium that is favored by a majority of the independent shareholders.

         None of our Articles, Bylaws, Employment Agreements or Credit Agreements have any material anti-takeover consequences. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN AUTHORIZED COMMON STOCK.

         In the event that the ballot is left blank for a proposal, it will be deemed a "For" vote.

PROPOSAL #3: TO AUTHORIZE THE OFFICERS AND DIRECTORS OF THE COMPANY TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF PREFERRED SHARES AUTHORIZED FROM 5,000,000 TO 25,000,000, IN SUCH CLASSES AND SERIES AND WITH SUCH RIGHTS, PRIVILEGES AND PREFERENCES AS THE BOARD MAY HEREAFTER DETERMINE.

         The Company seeks the approval of stockholders to amend the Articles of Incorporation of the Company to increase the authorized preferred stock of the Company from 5,000,000 to 25,000,000 shares. In recent years, financing for smaller companies has often required the issuance of a senior class of stock with certain protections and preferences, upon liquidation, dividends, conversion privileges, anti-dilution provisions and other types of preferences and rights which are not found in "common" stock. Preferred stock is also frequently used to finance acquisitions, either by issuance for cash as equity in lieu of debt, or for asset acquisition. The Company currently has 2,500,000 shares of its Series A Preferred Stock issued and outstanding and increasing the number of authorized preferred stock would allow the Company to issue additional preferred shares for future transactions.

         The Company does not plan to issue any preferred shares, at this time.

Other Potential Transactions

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

         In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

         It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

         The rights of the existing holders of common stock will not be affected, except that the authorization of a large number of additional shares and the issuance of additional shares for future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

     1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders will be diluted from 99% to 40% upon authorization of the additional shares.

     2. Control of the Company by existing stockholders may change due to new issuances.

     3. The election of the Board of Directors may be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

     4. Business plans and operations may change.

     5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of any newly issued shares in the future.

     6. Management might use the additional shares issued in the future to resist or frustrate a third party transaction which could offer an above market premium that is favored by a majority of the independent shareholders.

         None of our Articles, Bylaws, Employment Agreements or Credit Agreements have any material anti-takeover consequences. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN AUTHORIZED AND PREFERRED STOCK.

         In the event that the ballot is left blank for a proposal, it will be deemed a "For" vote.

PROPOSAL 4: APPOINTMENT OF KMJ Corbin & Company.

         KMJ Corbin & Company Independent Public Accountants, of Irvine, California have been appointed as the Certifying Accountants for the period through fiscal year 2008 and shareholders are asked to ratify such appointment. Ratification of the appointment of KMJ Corbin & Company, as the Company's independent public accountants for the fiscal year ending December 31, 2008 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of KMJ Corbin & Company for the forthcoming fiscal year, such appointment will be reconsidered by the Board. Representatives of KMJ Corbin & Company are not expected to be present at the Annual Meeting and will not make statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

         In the event that the ballot is left blank for a proposal, it will be deemed a "For" vote.

                         FINANCIAL AND OTHER INFORMATION

         Reference is made to the financial statements and other information included in the Company's Annual Report on Form 10-KSB for the period ended December 31, 2007 (as filed with the Securities and Exchange Commission on April 15, 2008), which is incorporated herein by reference. A Copy of such report is included in this mailing. If you do not receive a copy of such report, the Company undertakes to provide to you, without charge, upon a written or oral request by you and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of such report. Written requests for such report should be addressed to the Office of the President, NexHorizon Communications, Inc., 9737 Wadsworth Pkwy., Westminster, CO 80021.

                             CHULA VISTA CABLE, LTD.


                          INDEX TO FINANCIAL STATEMENTS



                                                                           Page

Financial Statements for the Years Ended December 31, 2006 and 2005

           Auditors' Report                                                F-2

           Balance Sheet                                                   F-3

           Statements of Operations                                        F-4

           Parntership Equity                                              F-5

           Statements of Cash Flows                                        F-6

           Notes to Financial Statements                                   F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Partners of Chula Vista Cable, Ltd.

We have audited the accompanying balance sheets of Chula Vista Cable, Ltd. as of December 31, 2006 and 2005, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2006. Chula Vista Cable, Ltd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chula Vista Cable, Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.


Denver, Colorado
January 25, 2008


                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION
                                                          789 Sherman, Suite 440
                                                               Denver, CO  80203


                                     CHULA VISTA CABLE, LTD.

                                   CONSOLIDATED BALANCE SHEET
                                For the Years Ended December 31,



                                                                                                2006             2005
                                                                                                ----             ----
ASSETS:

Current assets:
     Cash                                                                                         $ 35,448        $ 11,806
     Accounts receivable                                                                           115,835         128,739
     Intercompany receivable                                                                     1,243,758       1,199,553
     Other receivable                                                                               35,765          23,500
     Prepaid rent                                                                                    2,640           2,640

                                                                                           ----------------  --------------
         Total current assets                                                                    1,433,446       1,366,238

Property and equipment:
     Conduit                                                                                     3,331,160       3,127,399
     Plant,equipment and MDU, net accumulated depreciation                                         666,853         728,154
     Vehicles, tools, furniture and equipment net accumulated depreciation                          11,056          11,860

                                                                                           ----------------  --------------
                                                                                                 4,009,069       3,867,413

         Total Assets                                                                          $ 5,442,515      $5,233,651
                                                                                           ================  ==============


LIABILITIES AND PARTNERSHIP EQUITY

Current liabilities:
     Customer deposits                                                                            $ 34,625        $ 55,232
     Loan from partner                                                                             471,807         447,649
     Payroll payable                                                                                 3,425           3,425
     Current portion of capital lease payable                                                            0          13,357
     State taxes                                                                                       800               -
                                                                                           ----------------  --------------
         Total current liabilities                                                                 510,657         519,663

Long-term liabilities:
     Note payable to partner                                                                       389,196         389,196
     Note payable                                                                                   49,737          51,401
                                                                                           ----------------  --------------
                                                                                                   438,933         440,597

                                                                                           ----------------  --------------
              Total liabilities                                                                    949,590         960,260

Partnership equity:
     Ultronics                                                                                   1,097,370         980,014
     Michael                                                                                     1,269,328       1,156,224
     Altbaum                                                                                     1,906,693       1,694,301
     Accumulated equity                                                                            219,534         442,852
                                                                                           ----------------  --------------
         Total stockholders' equity                                                              4,492,925       4,273,391

         Total liabilities and partnership equity                                              $ 5,442,515      $5,233,651
                                                                                           ================  ==============



                       See footnotes to consolidated financial statements


                              CHULA VISTA CABLE, LTD.

                       CONSOLIDATED STATEMENT OF OPERATIONS
                         For the Years Ended December 31,




                                                                     2006                 2005
                                                                     ----                 ----

REVENUES:

Sales - cable services                                               $ 1,101,107         $ 1,257,089
                                                               ------------------   -----------------
          Total revenues                                               1,101,107           1,257,089

COST OF SALES:

Programming costs                                                        401,761             379,556
Other costs                                                               41,471              18,833
                                                               ------------------   -----------------
          Total cost of sales                                            443,232             398,389

Gross profit (loss)                                                      657,875             858,700
                                                               ------------------   -----------------

EXPENSES:

General and administrative                                               422,138             589,594
                                                               ------------------   -----------------
          Total expenses                                                 422,138             589,594

          Profit (loss) from operations                                  235,737             269,106
                                                               ------------------   -----------------

OTHER INCOME (EXPENSE):

Miscellaneous                                                                  -             190,058
Interest Income                                                            8,502              10,245
Interest expense                                                         (23,905)            (26,557)
                                                               ------------------   -----------------
                                                                         (15,403)            173,746
PROVISION FOR TAXES
Total provision for taxes                                                    800                   -
                                                               ------------------   -----------------
                                                                             800                   -
                                                               ------------------   -----------------


Net profit (loss)                                                      $ 219,534           $ 442,852
                                                               ==================   =================


                       See footnotes to consolidated financial statements


                                            CHULA VISTA CABLE, LTD.

                                  CONSOLIDATED STATEMENT OF PARTNERS' EQUITY
                                       For the Years Ended December 31,







              2005
                                        Capital                         Additional           Profit             Total
                                        -------
                                                                          Paid-in            (loss)           Partners'
                                         Share            Amount          Capital         Accumulated     Equity/(Deficit)
                                         -----            ------          -------         -----------     ----------------
Partners
Ultronics                                26.5%               980,014              -              117,356        1,097,370
Micha Mottale                            25.5%             1,156,224              -              113,104        1,269,328
Barbara Altbaum                          48.0%             1,626,003           68,298            212,392        1,906,693

                                     ---------------  --------------- ----------------  ----------------- ------------------
Balance at December 31, 2005             100.0%          $ 3,762,241         $ 68,298          $ 442,852      $ 4,273,391



              2006

                                        Capital                         Additional           Profit             Total
                                        -------
                                                                          Paid-in            (loss)           Partners'
                                         Share            Amount          Capital         Accumulated     Equity/(Deficit)
                                         -----            ------          -------         -----------     ----------------
Partners
Ultronics                                26.5%              1,097,370               -            58,177          1,155,546
Micha Mottale                            25.5%              1,269,328               -            56,069          1,325,397
Barbara Altbaum                          48.0%              1,906,693               -           105,289          2,011,981

                                     ---------------  --------------- ----------------  ----------------- ------------------
Balance at December 31, 2006             100.0%          $ 4,273,391              $ -         $ 219,534        $ 4,492,925








                              See footnotes to consolidated financial statements


                                     CHULA VISTA CABLE, LTD.

                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                For the Years Ended December 31,


                                                                                   2006               2005
                                                                                   ----               ----

CASH FLOWS FROM
  OPERATING ACTIVITIES:

Net income                                                                          $ 219,534         $ 442,852

Adjustments to reconcile net income
 to net cash provided by operating activities
Depreciation expense                                                                   67,255            68,897

Change in operating assets and liabilities
Decrease in intercompany recievables                                                  (79,868)          (20,152)
Increase in notes payable                                                               9,138            40,530
Decrease in customer deposit                                                          (20,607)          (23,033)
Decrease to receivables                                                                36,304           (74,371)
State taxes                                                                               800                 -

                                                                              ----------------   ---------------
       Net cash (used in) operating activities                                      $ 232,556         $ 434,723
                                                                              ----------------   ---------------

INVESTING ACTIVITIES
Purchases of Fixed Assets                                                          $ (208,914)       $ (518,294)
                                                                              ----------------   ---------------

       Net cash used in investing activities                                       $ (208,914)       $ (518,294)

FINANCING ACTIVITIES
Increase to capital                                                                       $ -          $ 68,298
                                                                              ----------------   ---------------

Net cash provided in financing activities                                                 $ -          $ 68,298
                                                                              ----------------   ---------------

       Net increase (decrease) in cash                                               $ 23,642         $ (15,273)

       Cash, beginning                                                                 11,806            27,079
                                                                              ----------------   ---------------

       Cash, ending                                                                  $ 35,448          $ 11,806
                                                                              ================   ===============


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES AND
OTHER CASH INFORMATION:
       Cash paid for interest                                                        $ 23,905          $ 26,557
                                                                              ================   ===============
       Cash paid for income taxes                                                         $ -               $ -
                                                                              ================   ===============


               See footnotes to consolidated financial statements

                             Chula Vista Cable, Ltd.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2006 and 2005

*NOTE 1 - FORMATION AND NATURE OF BUSINESS

         Chula Vista Cable, Ltd. ("CVC" or the "Company"), was formed on November 10, 1987 in the state of California. The Company is currently providing cable television and Internet services south of Metropolitan San Diego.

Going concern:

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.

*NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Fair Value of Financial Instruments:

The Company's financial instruments, including cash, accounts payable and accrued expenses, the carrying amounts approximates their fair values due to their short maturities. The fair value of amounts due from affiliate is not determined as the advances are to a related party.

Use of accounting estimates in the preparation of financial statements:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Foreign Operations

         Financial instruments, which potentially subject the Company to concentrations of credit risk and consist of cash. The Company places its cash with high quality financial institutions and at times may exceed the Federal Deposit Insurance Corporation ("FDIC") $100,000 insurance limit. At December 31, 2006, the Company did not have any accounts with balances in excess of the FDIC insurance limits.

            The Company offers its services predominantly to customers located inside the United States and extends credit based on an evaluation of a customer's financial condition, generally without collateral. Exposure to losses on accounts receivable is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. The Company does not expect any customer to exceed 5% of its total accounts receivables. At December 31, 2006 and 2005, the allowance for doubtful accounts was zero.

Furniture, equipment, other assets, depreciation and impairment:

         Furniture, equipment and other assets are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to twenty seven years. Depreciation expense was $67,255 and $68,897 for the years ending December 31, 2006 and 2005, respectively. Depreciation on conduit owned by the Company is recorded when new accounts serviced by this conduit are placed in service.

         Management assesses the carrying values of long-lived assets for impairment when circumstances indicate that such amounts may not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. As of December 31, 2006 and 2005, respectively, no impairment was realized.

                             Chula Vista Cable, Ltd.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


*NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)


Long-Lived Assets:

         The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. For the years ended December 31, 2006 and 2005, the Company recorded $0 and $0 of impairment charges, respectively. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in additional impairment of long-lived assets in the future.

Revenue Recognition:

            The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, services have been performed, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts. The Company's revenue is currently generated from cable TV and high speed internet services provided whereby the revenue is recognized when service is performed, which approximates the time the invoice is sent. Hookup revenue is recognized to the extent of direct selling costs incurred. The remainder is deferred and amortized to income over the estimated average period that subscribers are expected to remain connected to the system.

Income taxes:

         Chula Vista Cable, Ltd. provides for income taxes using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes, SFAS No. 109 requires an asset and liability based approach in accounting for income taxes. Deferred income taxes reflect the net tax effect on future years of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes. The Company evaluates its effective tax rates regularly and adjusts them when appropriate based on currently available information relative to statutory rates, apportionment factors and the applicable taxable income in the jurisdictions in which it operates, among other factors. The items of taxable income and expense incurred by Chula Vista Cable, Ltd. are taxed on the individual partners' tax returns.

Cash and cash equivalents:

         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying amounts of cash equivalents approximate fair values.

Advertising

         The Company expenses the cost of direct advertising as incurred. For the years ended December 31, 2006 and 2005, the amount of advertising charged to expense totaled $8,050 and $762, respectively.

                             Chula Vista Cable, Ltd.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


*NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)


Recently issued accounting pronouncements:

         In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position or results of operations.

         In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company's consolidated financial position or results of operations.


         In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The Company does not believe the adoption of FASB Statement 151(sic) will have a material effect on its financial position or results of operations.

            In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

         In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an interpretation of FASB Statement No. 109." Under the

                             Chula Vista Cable, Ltd.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


*NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

         In July 2006, the Financial Accounting Standards Board ("FASB") finalized and issued Interpretation No. 48, ("FIN 48"), entitled Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109, which defines the threshold for recognizing the benefits of tax return positions as well as guidance regarding the measurement of the resulting tax benefits. FIN 48 requires a company to recognize for financial statement purposes the impact of a tax position if that position is "more likely than not" to prevail (defined as a likelihood of more than fifty percent of being sustained upon audit, based on the technical merits of the tax position). FIN 48 will be effective as of the beginning of the Company's fiscal year ending December 31, 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

         In September 2006, the SEC Staff issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, to require registrants to quantify financial statement misstatements that have been accumulating in their financial statements for years and to correct them, if material, without restating. Under the provisions of SAB No. 108, financial statement misstatements are to be quantified and evaluated for materiality using both balance sheet and income statement approaches. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of this pronouncement did not have a material impact on the Company's consolidated results of operations or financial condition.

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, to define fair value, establish a framework for measuring fair value and expand disclosures about fair value measurements. This statement provides guidance related to the definition of fair value, the methods used to measure fair value and disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS No. 157 on its consolidated financial statements.

         There were various other accounting standards and interpretations issued during 2006, 2005 and 2004, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.


Taxes Collected from Customers and Remitted to Governmental Authorities

         Taxes collected from customers and remitted to governmental authorities are presented in the accompanying statements of operations on a net basis.

                             Chula Vista Cable, Ltd.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


*NOTE 3 - FURNITURE, EQUIPMENT, AND OTHER ASSETS



                                                                    2006               2005
                                                             ------------------- ------------------
  Tools & Equipment                                                      79,227             74,074
  Furniture, Office Fixtures and Equipment                               60,934             60,934
  Autos & Trucks                                                        139,305            139,305
  Head End Distribution, Converters                                   1,149,810          1,149,810
  Cable, Plant & Acquisition                                          1,635,488          1,635,488

  Conduit                                                             3,331,160          3,127,399
  MDU Access Fees                                                        35,000             35,000
                                                             ------------------- ------------------
                                                                      6,430,924          6,222,010
  Less accumulated depreciation and amortization                     -2,421,855         -2,354,597
                                                             ------------------- ------------------
                                                                      4,009,069          3,867,413
                                                             =================== ==================


*NOTE 4 - RELATED PARTY TRANSACTIONS

         As of December 31, 2006 and 2005, the Company had a long term note payable to a partner in the amount of $389,196. The note bears interest at 3.8% and is unsecured. For the year ended December 31, 2006 and 2005, a total of $14,308 and $14,177 was accrued to the partner on these loans.

         The Company's programming costs are contracted and paid for by Ultronics, a partner in the Company. Ultronics bills programming fees at its cost to the Company based on subscriber usage. For the years ended December 31, 2006 and 2005, a total of $401,760 and $379,556 in programming charges were billed to Chula Vista Cable, Ltd by Ultronics. The balance payable to Ultronics at December 31, 2006 and 2005 totaled $389,196. Ultronics is owned by one of the partners in the Company.

*NOTE 5 - NOTES PAYABLE

Notes payable:

         As of December 31, 2006 and 2005 the Company had notes payable outstanding totaling $49,737 and $51,401 respectively. These notes are unsecured and bear interest at 5.2%,annually. This is an open ended agreement and is paid back when funds are available.

                             Chula Vista Cable, Ltd.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2006 and 2005



*NOTE 6 - INCOME TAXES

         Chula Vista Cable, Ltd. is taxed as a partnership for federal and state income tax purposes. Items of income and expense are taxed on the individual shareholders' tax returns. Consequently, there is no provision for income tax expense recorded in the accompanying financial statements.


NOTE 7 - LEASES

         The Company leases office space under a non-cancelable operating lease requiring payments of $3,646 per month plus utilities and tax through August 31, 2007. From the date of these financials, this lease has been extended on a month to month basis under the same terms. Rent expense for the years ended December 31, 2006 and 2005 was $48,540 and $59,960, respectively.

*NOTE 8 - SUBSEQUENT EVENTS

         In  May  2007,  the  Company  executed  a  management   agreement  with
NexHorizon Communications, Inc. a Delaware corporation to manage the Company for a period of 120 days with monthly mutual extensions effective June 1, 2007.

         In May 2007, the Company also executed an Asset Purchase Agreement with NexHorizon Communications, Inc. to sell all assets and the business at a price of $4,250,000 net of adjustments. The transaction is pending completing certain covenants. The transaction is anticipated to be completed late 2007 / early 2008.


                        NEXHORIZON COMMUNICATIONS, INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                        December 31, 2007


                                                                            Historical
                                                      ------------------------------------------------------------
ASSETS                                                Chula Vista Cable,    National City          NexHorizon          Pro forma
                                                            Ltd.             Cable, Inc.        Communications,       consolidated
                                                                                                     Inc.
                                                      ------------------  ------------------ -------------------  -----------------
Cash and cash equivalents                                      $ 26,857            $ 31,366               $ 125           $ 58,348
Receivables                                                     103,946              19,801              18,200            141,947
Prepaid expenses and other                                        2,640                   -              98,369            101,009
Current portion of prepaid services                                   -                   -              15,000             15,000
                                                      ------------------  ------------------ -------------------  -----------------
   Total current assets                                         133,443              51,167             131,694            316,304
                                                      ------------------  ------------------ -------------------  -----------------
Property and equipment:

Conduit                                                       3,331,160                   -                   -          3,331,160
Tools, machinery, plant and equipment, net                    1,374,636             366,258             366,688          2,107,582
                                                      ------------------  ------------------ -------------------  -----------------
   Total property and equipment                               4,705,796             366,258             366,688          5,438,742

Other assets:
Prepaid services, net                                                 -                   -              28,868             28,868
Intellectual property, net                                            -                   -             185,510            185,510
                                                      ------------------  ------------------ -------------------  -----------------
                                                                      -                   -             214,378            214,378
                                                      ------------------  ------------------ -------------------  -----------------
   Total assets                                             $ 4,839,239           $ 417,425           $ 712,760        $ 5,969,424
                                                      ==================  ================== ===================  =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Customer deposit                                               $ 36,930             $ 6,520                 $ -           $ 43,450
Accrued liabilities and expenses                                  6,141               1,084             862,140            869,365
Convertible notes, including accrued interest                         -                   -             465,000            465,000
                                                      ------------------  ------------------ -------------------  -----------------
   Total current liabilities                                     43,071               7,604           1,327,140          1,377,815

Long Term Liabilities                                         1,487,500             262,500             499,500          2,249,500
                                                      ------------------  ------------------ -------------------  -----------------

   Total liabilities                                          1,530,571             270,104           1,826,640          3,627,315
                                                      ------------------  ------------------ -------------------  -----------------

Stockholders' equity (deficit)                                3,308,668             147,321          (1,113,880)         2,342,109


                                                      ------------------  ------------------ -------------------  -----------------
 Total liabilities and stockholders' equity (deficit)       $ 4,839,239           $ 417,425           $ 712,760        $ 5,969,424
                                                      ==================  ================== ===================  =================


                        NEXHORIZON COMMUNICATIONS, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              TWELVE MONTHS ENDED DECEMBER 31, 2007


                                   Historical
                                                       ------------------------------------------------------------
                                                       Chula Vista Cable,   National City          Nexhorizon         Pro forma
                                                              Ltd.            Cable, Inc.       Communications,     consolidated
                                                                                                      Inc.
                                                       -------------------  ----------------  -------------------  ---------------
Revenues                                                        1,251,684           421,771              360,845        2,034,300
Direct cost of sales                                             (463,124)         (158,119)            (178,241)        (799,484)
                                                       -------------------  ----------------  -------------------  ---------------

Gross profit                                                      788,560           263,652              182,604        1,234,816
                                                       -------------------  ----------------  -------------------  ---------------


Total operating expenses                                         (519,448)         (177,325)            (860,521)      (1,557,294)
                                                       -------------------  ----------------  -------------------  ---------------

Profit (loss) from operations                                     269,112            86,327             (677,917)        (322,478)
                                                       -------------------  ----------------  -------------------  ---------------

Other income (expense):
     Interest income                                                8,502                 -                    -            8,502
     Interest expense                                             (20,351)                -                    -          (20,351)
     Other                                                           (800)                -                    -             (800)
                                                       -------------------  ----------------  -------------------  ---------------
                                                                  (12,649)                -                    -          (12,649)
                                                       -------------------  ----------------  -------------------  ---------------

                                                       -------------------  ----------------  -------------------  ---------------
Net income (loss)                                                 256,463            86,327             (677,917)        (335,127)
                                                       ===================  ================  ===================  ===============


Net income (loss) applicable to common shareholders               256,463            86,327             (677,917)        (335,127)
                                                       ===================  ================  ===================  ===============

Basic and diluted net loss per common share                                                                                 (0.01)
                                                                                                                   ===============

Weighted average number of common
  shares outstanding                                                                                                        (0.01)
                                                                                                                   ===============

                NEXHORIZON COMMUNICATIONS, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                   BALANCE SHEET AND STATEMENTS OF OPERATIONS
            BALANCE SHEET AS OF DECEMBER 31, 2007, AND STATEMENTS OF
                OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007


(A) This entry is recorded to reflect the asset purchase agreements of Chula Vista Cable, Ltd ("CVC") and the stock purchase agreement of National City Cable, Inc. ("NCC") a California corporation. The Company acquired 100% of the assets of CVC in exchange for $4.25 million (cash, note and stock) The Company also acquired 100% of the issued and outstanding voting common stock of NCC and in exchange for $750,000 (cash, note and stock).

The purchase price and historical book value are as follows:

    Purchase Price:

                                CVC             NCC         Combined
                                ---             ---         --------
Cash                         $   637,500    $  112,500   $   750,000
3 yr balloon note            $ 1,487,500    $  262,500   $ 1,750,000
* Class A Preferred Stock    $ 2,125,000    $  375,000   $ 2,500,000
                             -----------    ----------   -----------
     Total                   $ 4,250,000    $  750,000   $ 5,000,000

* The Class A Preferred Shares represents 2.5 million preferred shares par value $.0001


         Book Value:

                                  CVC          NCC        Combined
                                  ---          ---        --------
Total Assets                 $ 5,442,515   $  102,449    $ 5,544,964


An appraisal was performed of the combined two cable systems which showed that its appraised value exceeded the purchase price.

The combined audited book value met or exceeded the purchase price.

Therefore, the Company has recorded the purchase price as an asset with no adjustments for this transaction.

                              SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by Calvin D. Smiley, Sr., the President of the Company, at NexHorizon Communications, Inc., 9737 Wadsworth Pkwy., Westminster, CO 80021, no later than 30 days prior to fiscal year end, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in June, 2009.


                                  OTHER MATTERS

         The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

Dated: July 15, 2008                    NEXHORIZON COMMUNICATIONS, INC.

                                        By the order of the Board of Directors

                                        /s/ Calvin D. Smiley, Sr.
                                        -----------------------------------
                                        Calvin D. Smiley, Sr., CEO and Director

                                     BALLOT



                         NexHorizon Communications, Inc.
                               9737 Wadsworth Pkwy
                              Westminster, CO 80021
                                 (303) 404-9700

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Calvin D. Smiley, Sr. proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of NexHorizon Communications, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held on August 25, 2008, at 10:00 a.m., at 9737 Wadsworth Pkwy., Westminster, CO 80021, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

     1. To elect four directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

     Nominees: Calvin D. Smiley, Sr., Daniel M. Smith, John T. Conroy, and Gregory J. Liptak

        [_] FOR: nominees listed above (except as marked to the contrary below).

        [_] WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

------------------------------------------------------

     2. To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of Common Shares authorized from 50,000,000 to 250,000,000;

                  [_] FOR           [_] AGAINST               [_] ABSTAIN


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

     3. To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of Preferred Shares authorized from 5,000,000 to 25,000,000, in such classes and series and with such rights, privileges and preferences as the Board may hereafter determine.

                  [_] FOR           [_] AGAINST               [_] ABSTAIN


     4. To ratify the appointment of our auditors, KMJ Corbin & Company, LLP.

                  [_] FOR           [_] AGAINST               [_] ABSTAIN


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.


Number of shares owned ________________



-------------------------------------       ------------------------------------
Signature of Stockholder                             Signature if held jointly

Printed name: __________________________    Printed name: ______________________
Address: ______________________________

         --------------------------------

                                         Dated: __________________________, 2008

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



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